                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported)      May 29, 1996
                                                         -------------------



                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





   Delaware and Virginia               I-1405                 51-0084283
- ----------------------------         -----------           -------------------
(State or Other Jurisdiction         (Commission           (IRS Employer
     of Incorporation)               File Number)          Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware                   19899
- ---------------------------------------------------                 ----------
     (Address of Principal Executive Offices)                       (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
- -------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

	The following information updates matters related to Salem Units 1 and 2 previously reported under "Item 1--Business" of Part I of Delmarva Power
& Light Company's (the Company) 1995 Annual Report on Form 10-K, and "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended March 31, 1996. The following is excerpted from information reported in a news release dated May 23, 1996, by Public
Service Electric and Gas Company (PSE&G), the operator of the facility referred to below, which press release was included in a Current Report on Form 8-K filed by PSE&G on May 24, 1996.


                 *                     *                     *

             PSE&G, CO-OWNERS TO PURCHASE STEAM GENERATORS FOR
            SALEM UNIT 1 FROM UNFINISHED SEABROOK NUCLEAR PLANT

             Public Service Electric and Gas Company (PSE&G) and the co-owners of the Salem Nuclear Generating Station will purchase unused steam generators from the unfinished Seabrook unit 2 nuclear power plant in New Hampshire for installation in Salem
     Unit 1.  PSE&G, operator of the nuclear facility and co-owners
     PECO Energy Company, Atlantic Electric Company, and Delmarva
     Power [&] Light Company, jointly announced this agreement today.

             By using these steam generators, PSE&G stated that it expects to return Salem 1 to operation in the second quarter of 1997. Salem Unit 2 is on schedule for return to service on Aug. 27, 1996. The return to service of both units is subject to Nuclear Regulatory Commission (NRC) concurrence.

             "With this steam generator strategy, we believe we will be able to keep Salem 1 on track in our initiative to assure that our nuclear units operate at a high level of excellence, in terms of safety, reliability, and sustained performance," said Leon Eliason, president of PSE&G's Nuclear Business Unit. "We are fortunate that the Seabrook steam generators are available and are technically and economically feasible."

             The two units at Salem have been out of service since May 16 and June 7, 1995, respectively. Since that time, PSE&G has been engaged in a thorough reassessment of the plants' equipment, work processes, and personnel. In February, tests indicated microscopic cracks in steam generator tubes at Salem Unit 1.
     PSE&G has been conducting additional inspections and analysis to determine whether the steam generators should be repaired or replaced. In April, [PSE&G] announced that it had identified options that could make a return to service in the first half of

     1997 a possibility. The decision to replace the steam generators, Eliason said, proved the best option from both an operational and financial perspective.

             PSE&G plans to purchase four Westinghouse Model F steam generators that had been installed in the Seabrook 2 nuclear station, which was never completed and is now owned by Northeast Utilities and 10 other co-owners. [The steam generators] will be shipped primarily by barge and are expected to arrive at the Salem site before the end of the year.

             PSE&G estimates that purchasing and installing existing steam generators is expected to cost between $150 million and
     $170 million. . . .

             Steam generators are large heat exchangers in which hot water from the reactor passes through tubes and converts surrounding water into steam that drives the unit's turbines to produce electricity. Each existing Salem unit steam generator contains 3,388 U-shaped tubes about 40-feet high and 7/8-inch in diameter.

             Westinghouse's Model F steam generator is a newer technology than the model [it] will replace. Model F steam generator tubes are made out of heat-treated Inconel and they are performing well in nuclear plants throughout the world.

             The Salem station consists of two 1,100-megawatt pressurized water nuclear reactors located along the Delaware River in Salem County, NJ. PSE&G operates the station and owns 42.59% of the facility. The other co-owners are PECO Energy Company, which owns 42.59%, and Atlantic Electric Company and Delmarva Power [&]
     Light Company, which each own 7.41%. . . .

                *                      *                      *

                                   SIGNATURE



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               Delmarva Power & Light Company
                                               ------------------------------
                                                         (Registrant)



Date:   May 29, 1996                               /s/B. S. GRAHAM
                                               ------------------------------
                                                      Barbara S. Graham
                                                      Senior Vice President,
                                                      Treasurer and
                                                      Chief Financial Officer